SUB-ITEM 77Q3

AIM TAX FREE INTERMEDIATE FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 2/28/2010
FILE NUMBER :      811-7890
SERIES NO.:        1


72DD.   1    Total income dividends for which record date passed during the period. (000's Omitted)
             Class A               $26,106
        2    Dividends for a second class of open-end company shares (000's
             Omitted)
             Class A2              $ 3,831
             Class Y               $ 1,865
             Institutional Class   $   111

73A.    Payments per share outstanding during the entire current period: (form
        nnn.nnnn)
        1    Dividends from net investment income
             Class A                0.3544
        2    Dividends for a second class of open-end company shares (form
             nnn.nnnn)
             Class A2               0.3794
             Class Y                0.3794
             Institutional Class    0.3785

74U.    1    Number of shares outstanding (000's Omitted)
             Class A               138,739
        2    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
             Class A2                9,765
             Class Y                 9,604
             Institutional Class       715

74V.    1    Net asset value per share (to nearest cent)
             Class A               $11.19
        2    Net asset value per share of a second class of open-end company shares (to nearest cent)
             Class A2              $ 11.20
             Class Y               $ 11.19
             Institutional Class   $ 11.18
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